Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Apollo Global Management, Inc.

Apollo Asset Management, Inc.*

Apollo Principal Holdings I, L.P.*

Apollo Principal Holdings II, L.P.*

Apollo Principal Holdings III, L.P.*

Apollo Principal Holdings IV, L.P.*

Apollo Principal Holdings V, L.P.*

Apollo Principal Holdings VI, L.P.*

Apollo Principal Holdings VII, L.P.*

Apollo Principal Holdings VIII, L.P.*

Apollo Principal Holdings IX, L.P.*

Apollo Principal Holdings X, L.P.*

Apollo Principal Holdings XII, L.P.*

AMH Holdings (Cayman), L.P.*

Apollo Management Holdings, L.P.*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.00001 per share	Rule 457(r)	—	—	—	—	—	—	—	—	—

	Equity	Preferred stock, par value $0.00001 per share	Rule 457(r)	—	—	—	—	—	—	—	—	—

	Debt	Debt Securities(5)	Rule 457(r)	—	—	—	—	—	—	—	—	—

	Debt	Guarantees of Debt Securities(5)(6)

	Equity	Depositary Shares	Rule 457(r)	—	—	—	—	—	—	—	—	—

	Other	Warrants	Rule 457(r)	—	—	—	—	—	—	—	—	—

	Other	Subscription Rights	Rule 457(r)	—	—	—	—	—	—	—	—	—

	Other	Purchase Contracts	Rule 457(r)	—	—	—	—	—	—	—	—	—

	Other	Purchase Units	Rule 457(r)	—	—	—	—	—	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A

	Total Fees Previously Paid					N/A

	Total Fee Offsets					N/A

	Net Fee Due					N/A

*	Additional Registrant
(1)

Applicable Securities and Exchange Commission (the “SEC”) registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Not specified pursuant to General Instruction II.E of Form S-3. The amount to be registered consists of an indeterminate total number of shares of common stock, shares of preferred stock, debt securities, guarantees, depositary shares, warrants, subscription rights, purchase contracts and purchase units, which can be sold in one or more series. The amount to be registered will be determined, from time to time, by the registrant in connection with offerings by the registrant of the securities registered under this registration statement.

(3)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)	The maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(5)	Debt securities may be guaranteed by one or more of the Additional Registrants.
(6)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.